As filed with the Securities and Exchange Commission on August 15, 1997
                Post-Effective Amendment No. 1 to Registration No. 33-51993
===========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                           ____________________

                         Post-Effective Amendment
                                    to
                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                           ____________________


                             NYNEX CORPORATION
          (Exact name of registrant as specified in its charter)

  Delaware       1095 Avenue of the Americas  13-3180909
(State or other
jurisdiction of  New York, New York 10036   (I.R.S. Employer Identification No.)
incorporation or
organization)         (212) 395-2121

       (Address, including zip code, and telephone number including area code, of registrant's principal  executive offices)
                           ____________________
            Upstate Partners Employees' Retirement Savings Plan
                           ____________________

                                Mel Meskin
                      Vice President and Comptroller
                             NYNEX Corporation
                          1095 Avenue of Americas
                         New York, New York 10036
                              (212) 395-1020
         (Name, address, including zip code, and telephone number,
                 including area code, of agent of service)

                           _____________________

              Please address a copy of all communications to:

                         MORRISON DeS. WEBB, ESQ.
          Executive Vice President, General Counsel and Secretary
                             NYNEX Corporation
                          1095 Avenue of Americas
                         New York, New York 10036
                           _____________________

                 RECENT EVENTS:  DEREGISTRATION

     The Registration Statement on Form S-8 (Registration No. 33-
51993) (the "Registration Statement") of NYNEX Corporation, a
Delaware corporation ("NYNEX"), pertaining to 200,000 shares of NYNEX common stock, par value $1.00 per share, and the accompanying rights to purchase NYNEX's Series A Junior
Participating Preferred Stock ("NYNEX Common Stock") under
NYNEX's Upstate Partners Employees' Retirement Savings Plan, to which this Post-Effective Amendment No.1 relates, was declared effective by the Securities and Exchange Commission on January 24, 1994.


     NYNEX has terminated all offerings of NYNEX Common Stock pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by NYNEX in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of NYNEX Common Stock which remain unsold at the termination of the offering, NYNEX hereby removes from registration all shares of NYNEX Common Stock registered under the Registration Statement which remain unsold.



Item 16. Exhibits.

Exhibit
Number

*(24)  Powers of Attorney (Exhibit 24 to the Registrant's 1996
Annual Report on Form 10-K, filed on March 27, 1997, File No.1-8608).
__________________________________
*Previously filed

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York on the 15th day of August, 1997.

                                   NYNEX Corporation


                                   By       s/Mel Meskin
                                              Mel Meskin
                                     Vice President and Comptroller


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons and in the capacities and on the date indicated.

Principal Executive Officer:

Ivan G. Seidenberg*
 Chairman of the Board and
 Chief Executive Officer

Principal Financial Officer:

Frederic V. Salerno*
 Vice Chairman - Chief Financial
 Officer/Business Development

Principal Accounting Officer:

Mel Meskin
 Vice President and Comptroller



Directors:
  John Brademas*               *By s/Mel Meskin
  R. L. Carrion *                 (Mel Meskin, as attorney-in-fact
  J. R. de Vink*                   and on his own behalf as
  Stanley P. Goldstein*            Principal Accounting Officer)
  Helene L. Kaplan*                August 15, 1997
  Elizabeth T. Kennan*
  Edward E. Phillips*
  Hugh B. Price*
  Frederic V. Salerno*
  Ivan G. Seidenberg*
  Walter V. Shipley*
  John R. Stafford*

                           SIGNATURES

The Plan



     Pursuant to the requirements of the Securities Act of 1933, the Upstate Partners Employees' Retirement Savings Plan has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York on the 15th day of August, 1997.

                                   UPSTATE PARTNERS EMPLOYEES'
                                   RETIREMENT SAVINGS PLAN




                                   By               s/Donald J. Sacco
                                                      Donald J. Sacco